Ex-99.B(17)

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735	To authorize your proxy by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.proxyvote.com
3) Follow the instructions provided on the website.

To authorize your proxy by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call 1-800-690-6903
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

If you vote via phone or the Internet, you do not need to return your proxy card. PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 19, 2018

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E51616-TBD	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees unanimously recommends that shareholders vote “FOR” the proposal.				For	Against	Abstain

1. To approve an Agreement and Plan of Reorganization between PNC Intermediate Bond Fund and PNC Total Return Advantage Fund.				☐	☐	☐

2. To transact any other business that may properly come before the meeting.

To avoid the additional expense of further solicitation, we strongly urge you to review, complete and return your proxy card as soon as possible. Your vote is important regardless of the number of shares owned. If you vote via phone or the Internet, you do not need to return your proxy card.

Please vote, date and sign this proxy and return it promptly in the enclosed envelope.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

Please sign this proxy exactly as your name appears on the books of the Fund. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting to be Held on November 19, 2018:

The Joint Proxy Statement/Prospectus and the Notice of Special Meeting are available at www.proxyvote.com.

E51617-TBD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

PNC FUNDS

INTERMEDIATE BOND FUND

SPECIAL MEETING OF SHAREHOLDERS – November 19, 2018

The undersigned hereby appoints Jennifer Spratley and Thomas Rus, or either of them (with full power to act in the absence of the other, each with full power of substitution), as his/her attorneys and proxies to vote and act with respect to all shares of the fund referenced on the reverse (the “Fund”), held by the undersigned at the Special Meeting of Shareholders to be held at the offices of PNC Capital Advisors, LLC on Monday, November 19, 2018 at 1:00 p.m., located at 1 East Pratt Street, 5th Floor, Baltimore, MD 21202, and at any adjournments or postponements thereof (the “Meeting”), and instructs each of them to vote as indicated on the matter referred to in the proxy statement for the Meeting, with discretionary power to vote upon such other matters as may properly come before the Meeting and any adjournments or postponements thereof. If you simply sign and return this proxy, and do not vote on the Proposal, the shares will be voted as the Board recommends. Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.

PLEASE VOTE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET